                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURUSANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) DECEMBER 18, 2003

                                  NETGURU, INC.
                 (Exact name of registrant as specified in its charter)

        DELAWARE                    0-28560                       22-2356861
----------------------------      ------------               -------------------
(State or other jurisdiction      (Commission                  (IRS Employer
    of incorporation)             File Number)               Identification No.)

             22700 SAVI RANCH PARKWAY, YORBA LINDA, CALIFORNIA 92887
             -------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (714) 974-2500

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

                         NETGURU, INC. AND SUBSIDIARIES

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

DISCONTINUED OPERATIONS

         On December 18, 2003, netGuru, Inc. ("the Company") committed to a plan to sell e-Destinations, Inc., its travel services subsidiary. The Company has begun to actively market the subsidiary to potential buyers and expects to complete the sale during the calendar year 2004.

         Pursuant to SFAS No.144, "Accounting for the Impairment or Disposal of Long Lived Assets," the results of operations of the travel services subsidiary are presented in the Company's consolidated statement of operations under "discontinued operations," and the assets and liabilities of this subsidiary are presented separately in the Company's consolidated balance sheets. Prior period presentation has been reclassified to conform to current period presentations.

         Prior to December 18, 2003, the Company's operating segments were:

         o        Engineering and collaborative software products and services;
         o        IT services; and
         o        Web-based telecommunications and travel services.

         Since December 18, 2003, the company's operating segments have been:

         o        Engineering and collaborative software products and services;
         o        IT services; and
         o        Web-based telecommunications services.

         On February 17, 2004, the Company filed a Form 10-QSB that included, among other information, a discussion of the discontinued operations. The Company's management now desires to supplement that discussion in accordance with disclosure requirements in connection with the completion of a pending registration statement on Form S-3. Accordingly, the Company is presenting in this Form 8-K its consolidated financial statements for the fiscal years ended March 31, 2003 and 2002 that contain a revised Note 10 that has been updated to reflect the discontinuance of operations on comparative basis for all periods presented.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

1. Independent Auditors' Report                                              F-2

2. Consolidated Financial Statements:

         Consolidated Balance Sheet as of March 31, 2003                     F-3

         Consolidated Statements of Operations for the years ended
         March 31, 2003 and 2002                                             F-4

         Consolidated Statements of Stockholders' Equity and
         Comprehensive Loss for the years ended
         March 31, 2003 and 2002                                             F-6

         Consolidated Statements of Cash Flows for the years ended
         March 31, 2003 and 2002                                             F-7

         Notes to Consolidated Financial Statements                          F-9

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
netGuru, Inc.:

We have audited the consolidated financial statements of netGuru, Inc. and subsidiaries as listed in the accompanying index. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of netGuru, Inc. and subsidiaries as of March 31, 2003, and the results of their operations and their cash flows for the years ended March 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

As discussed in note 1 to the consolidated financial statements, the Company changed its method of accounting for goodwill and other intangible assets as required by Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," on April 1, 2002.

                                  /s/ KPMG LLP

Costa Mesa, California
June 9, 2003, except as to the second paragraph of Note 4 and
Note 12, which are as of July 10, 2003, and Note 10, which is as of March 8, 2004.


                             NETGURU, INC. AND SUBSIDIARIES

                               Consolidated Balance Sheet

                                     March 31, 2003

                   (In thousands, except share and per share amounts)

                                         ASSETS

Current assets:
    Cash and cash equivalents                                                 $  2,772
    Accounts receivable (net of allowance for doubtful accounts of $695)         2,654
    Notes and related party loans receivable                                        88
    Deposits                                                                       670
    Prepaid expenses and other current assets                                      857
    Assets of subsidiary held for sale                                             709
                                                                              ---------

           Total current assets                                                  7,750

Property, plant and equipment, net                                               3,099
Goodwill (net of accumulated amortization of $3,652)                             2,941
Other assets                                                                       523
                                                                              ---------

                                                                              $ 14,313
                                                                              =========

                           LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Current portion of long-term debt                                         $  1,340
    Current portion of capital lease obligations                                   412
    Accounts payable                                                               763
    Accrued expenses                                                             1,117
    Income taxes payable                                                            79
    Deferred revenues                                                            2,094
    Other liabilities                                                              234
    Accrued restructuring costs                                                    199
    Liabilities of subsidiary held for sale                                         51
                                                                              ---------

           Total current liabilities                                             6,289

Long-term debt, net of current portion                                           1,270
Capital lease obligations, net of current portion                                  627
Deferred gain on sale-leaseback                                                    817
                                                                              ---------

           Total liabilities                                                     9,003
                                                                              ---------

Commitments and contingencies  (note 8)

Stockholders' equity:
    Preferred stock, par value $.01; authorized 5,000,000 shares;
      no shares issued and outstanding                                              --
    Common stock, par value $.01; authorized 150,000,000 shares;
      issued and outstanding 17,325,150                                            173
    Additional paid-in capital                                                  33,322
    Accumulated deficit                                                        (27,334)
    Accumulated other comprehensive loss:
      Cumulative foreign currency translation adjustments                         (851)
                                                                              ---------

           Total stockholders' equity                                            5,310
                                                                              ---------

                                                                              $ 14,313
                                                                              =========

              See accompanying notes to consolidated financial statements.

                                          F-3


                             NETGURU, INC. AND SUBSIDIARIES

                          Consolidated Statements of Operations

                           Years ended March 31, 2003 and 2002

                   (In thousands, except share and per share amounts)

                                                                     2003         2002
                                                                   ---------   ---------
Net revenues:
    Engineering and collaborative software products and services   $  9,450    $  9,932
    IT services                                                       5,586       9,869
    Web-based telecommunications services                             3,324       2,503
                                                                   ---------   ---------

           Total net revenues                                        18,360      22,304

Cost of revenues:
    Engineering and collaborative software products and services      1,124       1,128
    IT services                                                       4,213       7,484
    Web-based telecommunications services                             3,122       2,513
                                                                   ---------   ---------

           Total cost of revenues                                     8,459      11,125

           Gross profit                                               9,901      11,179
                                                                   ---------   ---------

Operating expenses:
    Selling, general and administrative                              11,032      12,725
    Research and development                                          1,935       1,824
    Amortization of goodwill                                             --       1,063
    Depreciation                                                      1,088       1,239
    Impairment charge                                                   259       1,335
    Restructuring charge                                                194          25
                                                                   ---------   ---------
           Total operating expenses                                  14,508      18,211
                                                                   ---------   ---------

           Operating loss                                            (4,607)     (7,032)
                                                                   ---------   ---------

Other expense (income):
    Interest, net                                                       267         160
    Other                                                               (38)         23
                                                                   ---------   ---------
           Total other expense                                          229         183
                                                                   ---------   ---------

Loss from continuing operations before income taxes
                                                                     (4,836)     (7,215)

Income tax (benefit) expense                                           (204)      1,192
                                                                   ---------   ---------

Loss from continuing operations                                      (4,632)     (8,407)
Loss from discontinued operations including impairment loss
    of $0 in 2003 and $316 in 2002                                      (73)       (537)

Cumulative effect of a change in accounting principle                (5,824)         --
                                                                   ---------   ---------

           Net loss                                                $(10,529)   $ (8,944)
                                                                   =========   =========

                              (continued on following page)

                                          F-4

                                 NETGURU, INC. AND SUBSIDIARIES

                         Consolidated Statements of Operations (Continued)

                                Years Ended March 31, 2003 and 2002

                        (In thousands, except share and per share amounts)

                                                                      2003               2002
                                                                  --------------    --------------
Basic and diluted loss per common share:

Loss from continuing operations                                   $       (0.27)    $       (0.50)
Loss from discontinued operations                                            --             (0.03)
Cumulative per share effect of a change in accounting principle           (0.34)               --
                                                                  --------------    --------------
Basic and diluted loss per common share                           $       (0.61)    $       (0.53)
                                                                  ==============    ==============
Common shares used in computing basic and diluted loss
   per common share:                                                 17,309,704        16,982,496
                                                                  ==============    ==============

                   See accompanying notes to consolidated financial statements.

                                               F-5


                                                   NETGURU, INC. AND SUBSIDIARIES

                               Consolidated Statements of Stockholders' Equity and Comprehensive Loss

                                                 Years ended March 31, 2003 and 2002

                                                (In thousands, except share amounts)

                                         COMMON STOCK                                    ACCUMULATED                     TOTAL
                                    ----------------------   ADDITIONAL                     OTHER           TOTAL       COMPREHEN-
                          PREFERRED   NUMBER OF     PAR       PAID-IN      ACCUMULATED   COMPREHENSIVE  STOCKHOLDERS'       SIVE
                            STOCK      SHARES      VALUE      CAPITAL        DEFICIT      INCOME(LOSS)     EQUITY       INCOME(LOSS)
                          --------  ------------  --------  ------------   ------------   ------------   ------------   ------------
Balance, March 31, 2001   $    --    16,864,604   $   169   $    32,621    $    (7,861)   $    (1,037)   $    23,892

    Net loss                   --            --        --            --         (8,944)            --         (8,944)   $    (8,944)

    Foreign currency
      translation              --            --        --            --             --            (57)           (57)           (57)
                          --------  ------------  --------  ------------   ------------   ------------   ------------   ------------

Comprehensive loss
   for the year ended
   March  31, 2002             --            --        --            --         (8,944)           (57)            --    $    (9,001)
                                                                                                                        ============

Issuance of common
   stock to consultants        --       325,000         3           703             --             --            706

Exercise of stock              --        88,246         1            55             --             --             56
   options

Repurchase of common           --       (12,000)       --          (400)            --             --           (400)
   stock

Compensation expense
   for stock options
   issued to employees         --            --        --            78             --             --             78
   below fair value
                          --------  ------------  --------  ------------   ------------   ------------   ------------

Balance, March 31, 2002        --    17,265,850       173       (16,805)        (1,094)                       33,057         15,331

    Net loss                   --            --        --            --        (10,529)            --        (10,529)   $   (10,529)

    Foreign currency
      translation              --            --        --            --             --            243            243            243
                          --------  ------------  --------  ------------   ------------   ------------   ------------   ------------

Comprehensive loss
   for the year ended
   March 31, 2003              --            --        --            --        (10,529)           243             --    $   (10,286)
                                                                                                                        ============

Exercise of stock              --        32,800        --            55             --             --             55
   options

Issuance of common stock       --        26,500        --            56             --             --             56

Issuance of warrants           --            --        --           199             --             --            199

Other                          --            --        --           (45)            --             --            (45)
                          --------  ------------  --------  ------------   ------------   ------------   ------------

Balance, March 31, 2003   $    --    17,325,150   $   173   $    33,322    $   (27,334)   $      (851)   $     5,310
                          ========   ===========  ========  ============   ============   ============   ============

                                    See accompanying notes to consolidated financial statements.

                                                                F-6

                                  NETGURU, INC. AND SUBSIDIARIES

                               Consolidated Statements of Cash Flows

                                Years ended March 31, 2003 and 2002

                                          (In thousands)

                                                                               2003        2002
                                                                             ---------   ---------
Cash flows from operating activities:
    Net loss                                                                 $(10,529)   $ (8,944)
    Loss from discontinued operations                                             (73)       (537)
    Cumulative effect of change in accounting principle                        (5,824)         --
                                                                             ---------   ---------
    Loss from continuing operations                                            (4,632)     (8,407)
    Adjustments to reconcile net loss to net cash used in operating activities:
        Depreciation and amortization                                           1,487       2,492
        Bad debt expense                                                           89         358
        Deferred income taxes                                                    (172)      1,334
        Expense recognized on issuance of stock and stock options                  52         603
        Restructuring charge                                                      194          25
        Impairment charge                                                         259       1,335
        Loss on disposal of property                                                1         146
        Changes in operating assets and liabilities (net of acquisitions):
          Accounts receivable                                                     382       1,288
          Notes and related party loans receivable                                183        (256)
          Income tax receivable                                                   305        (305)
          Prepaid expenses and other current assets                               216        (342)
          Deposits                                                               (184)       (411)
          Other assets                                                            (22)        (38)
          Accounts payable                                                       (162)       (236)
          Accrued expenses                                                         27        (426)
          Income taxes payable                                                   (118)         29
          Accrued restructuring costs                                            (152)       (177)
          Other current liabilities                                               (15)        111
          Deferred revenues                                                       288        (235)
          Deferred gain on sale-leaseback                                         (70)        (70)
          Change in assets and liabilities of subsidiary held for sale            172        (101)
                                                                             ---------   ---------

                  Net cash used in operating activities                        (1,872)     (3,283)
                                                                             ---------   ---------

Cash flows from investing activities:
    Purchase of property, plant and equipment                                    (222)       (380)
    Payments to acquire companies, net of cash acquired                            --         (72)
                                                                             ---------   ---------
                  Net cash used in investing activities                          (222)       (452)
                                                                             ---------   ---------

Cash flows from financing activities:
    Proceeds from issuance of long-term debt                                    2,239          93
    Financing fees                                                               (214)         --
    Repayment of long-term debt                                                  (225)       (314)
    Payment of capital lease obligations                                         (422)       (265)
    Issuance of common stock                                                       55          79
    Repurchase of common stock                                                     --        (364)
                                                                             ---------   ---------

                  Net cash provided by (used in) financing activities           1,433        (771)
                                                                             ---------   ---------

    Effect of exchange rate changes on cash and cash equivalents                  256         (21)
                                                                             ---------   ---------

                  Decrease in cash and cash equivalents                          (405)     (4,527)

Cash and cash equivalents, beginning of year                                    3,177       7,704
                                                                             ---------   ---------

Cash and cash equivalents, end of year                                       $  2,772    $  3,177
                                                                             =========   =========

                                 (continued on the following page)

                                               F-7


                                NETGURU, INC. AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows (Continued)

                             Years Ended March 31, 2003 and 2002

                                        (In thousands)

                                                                            2003       2002
                                                                          --------   --------
Supplemental disclosure of cash flow information:
  Cash paid for:
      Interest                                                            $    308   $    268
                                                                          ========   ========
      Income taxes                                                        $     72   $    105
                                                                          ========   ========

Supplemental disclosure of non-cash investing and financing activities:
    Acquisition of equipment under capital leases                         $     28   $    677
    Acquisition of equipment - received in lieu of payment on accounts          --         70
      receivable

Acquisitions:
    Fair value of assets acquired, net of cash                            $     --   $     72
    Liabilities assumed                                                         --         --
                                                                          --------   --------

    Net assets acquired                                                         --         72
    Less: non-cash consideration given                                          --         --
                                                                          --------   --------

    Payments to acquire companies, net of cash acquired                   $     --   $     72
                                                                          ========   ========

                 See accompanying notes to consolidated financial statements.

                                             F-8

                         NETGURU, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       Years Ended March 31, 2003 and 2002

(1)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       ORGANIZATION

       netGuru, Inc. (the "Company") was incorporated in 1981 in the state of New Jersey and reincorporated in the state of Delaware in 1996 under the name Research Engineers, Inc. Effective February 25, 2000, the Company's name was changed to netGuru, Inc. netGuru is an integrated Internet technology and services company providing Internet and PC-based engineering software products and services, information technology ("IT") services, and Web-based telephony and phone card services.

       PRINCIPLES OF CONSOLIDATION

       The consolidated financial statements include the accounts of netGuru, Inc. and its wholly-owned subsidiaries. All significant transactions among the consolidated entities have been eliminated upon consolidation.

       USE OF ESTIMATES

       The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

       FAIR VALUE OF FINANCIAL INSTRUMENTS

       Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures About Fair Value Of Financial Instruments," requires management to disclose the estimated fair value of certain assets and liabilities defined by SFAS No. 107 as financial instruments. At March 31, 2003, management believed the carrying amounts of cash and cash equivalents, receivable and payable amounts, and accrued expenses approximates fair value because of the short maturity of these financial instruments. The Company also believed that the carrying amounts of its capital lease obligations approximated their fair value, as the interest rates approximated a rate that the Company could have obtained under similar terms at the balance sheet date. The estimated fair value of the Company's long-term debt at March 31, 2003, determined by using the effective rate of interest on this indebtedness, was approximately $2.2 million.

       FOREIGN CURRENCY TRANSLATION

       The financial condition and results of operations of the Company's foreign subsidiaries are accounted for using the local currency as the functional currency. Assets and liabilities of the subsidiaries are translated into United States dollars (the reporting currency) at the exchange rate in effect at the fiscal year-end. Statements of operations accounts are translated at the average rate of exchange prevailing during the respective fiscal years. Translation adjustments arising from the use of differing exchange rates from period to period are included in accumulated other comprehensive income (loss) in the consolidated statements of stockholders' equity. Gains and losses resulting from foreign currency transactions are included in operations and are not material for fiscal 2003 and 2002.

                         NETGURU, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       Years Ended March 31, 2003 and 2002

       CASH AND CASH EQUIVALENTS

       The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

       PROPERTY, PLANT AND EQUIPMENT

       Property, plant and equipment are stated at cost. Depreciation is calculated using the straight-line method over the following useful lives:

                Buildings                                    39 years
                Computer equipment                            5 years
                Computer software                           2-3 years
                Office equipment and furniture              3-7 years

       Assets subject to capital lease agreements and leasehold improvements are amortized over the lesser of the life of the asset or the term of the lease.

       GOODWILL

       In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method. SFAS No. 141 specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported separately from goodwill. SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 121 and subsequently, SFAS No. 144 after its adoption.

       The Company adopted the provisions of SFAS No. 141 as of July 1, 2001, and SFAS No. 142 became effective for the Company on April 1, 2002. Upon adoption of SFAS No.142, the Company was required to evaluate its existing intangible assets and goodwill that were acquired in purchase business combinations, and make any necessary reclassifications in order to conform to the new classification criteria in SFAS No. 141 for recognition separate from goodwill. The Company determined that it did not have any intangible assets other than goodwill.

       SFAS No. 142 required the Company to perform an assessment of whether there was an indication that goodwill was impaired as of the date of adoption. To accomplish this, the Company identified its reporting units and determined the carrying value of each reporting unit by assigning the assets and liabilities, including the existing goodwill, to the following reporting units as of April 1, 2002:
           1. Engineering and collaborative software products and services;
           2. IT services; and
           3. Web-based telecommunications and travel services.

                         NETGURU, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       Years Ended March 31, 2003 and 2002

       The provisions of this statement required the Company to perform a two-step test to assess goodwill impairment. In the first step, the fair value of each reporting unit was compared to its carrying value. If the fair value exceeded the carrying value, then goodwill was not impaired, and the Company did not need to proceed to the second step. If the carrying value of a reporting unit exceeded its fair value, then the Company had to determine and compare the implied fair value of the reporting unit's goodwill to the carrying value of its goodwill. If the carrying value of the reporting unit's goodwill exceeded its implied fair value, then the Company had to record an impairment loss in the amount of the excess.

       The Company assessed the fair value of its three reporting units by considering their projected cash flows, using risk-adjusted discount rates and other valuation techniques. Given consideration of relevant factors, the Company concluded that as of April 1, 2002, an impairment write-down for its IT services division was required. In accordance with the provisions of SFAS No. 142, the Company recorded an impairment charge of $5,824,000 to IT services goodwill in fiscal 2003 as a cumulative effect of a change in accounting principle. The Company is required to perform additional reviews for impairment annually, or more frequently if events occur or circumstances change that would more likely than not reduce the fair value of the net carrying amount.

       The Company recorded goodwill amortization expense for $1,063,000 for the year ended March 31, 2002. No goodwill amortization expense was recorded for the year ended March 31, 2003.

                         NETGURU, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       Years Ended March 31, 2003 and 2002

      The following table presents details of the Company's goodwill (in thousands of dollars):
                                           GROSS
                                          CARRYING    ACCUMULATED
                                           AMOUNT     AMORTIZATION     BALANCE
                                        ------------  ------------  ------------
      MARCH 31, 2003
      --------------

      ASSETS SUBJECT TO AMORTIZATION:

           None                         $        --   $        --   $        --

      ASSETS NOT SUBJECT TO AMORTIZATION:

           Goodwill                     $     6,593   $     3,652   $     2,941

      MARCH 31, 2002
      --------------

      ASSETS SUBJECT TO AMORTIZATION:

           None                         $        --   $        --   $        --

      ASSETS NOT SUBJECT TO AMORTIZATION:

           Goodwill                     $    12,417   $     3,652   $     8,765

      The following table reconciles changes to goodwill for the year ended March 31, 2003 (in thousands of dollars):

      Balance as of March 31, 2002                                  $     8,765

           Cumulative effect of a change in accounting principle         (5,824)
                                                                    ------------

      Balance as of March 31, 2003                                  $     2,941
                                                                    ============

      The following table reconciles previously reported net loss as if the provisions of SFAS No. 142 were in effect in the prior fiscal year (in thousands, except per share amounts):

                                                        Years Ended March 31,
                                                          2003          2002
                                                      ------------  ------------

    Reported net loss                                 $   (10,529)  $    (8,944)
    Add back:  Goodwill amortization, net of taxes             --           857
                                                      ------------  ------------

    Adjusted net loss                                 $   (10,529)  $    (8,087)
                                                      ============  ============

    Reported basic and diluted loss per common share  $     (0.61)  $     (0.53)
    Add back: Goodwill amortization, net of taxes              --          0.05
                                                      ------------  ------------
    Adjusted basic and diluted loss per common share  $     (0.61)  $     (0.48)
                                                      ============  ============

                         NETGURU, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       Years Ended March 31, 2003 and 2002

       IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS

       In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. SFAS No. 144 requires companies to separately report discontinued operations and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment, or in a distribution to owners) or is classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The Company adopted SFAS No. 144 on April 1, 2002.

       SOFTWARE DEVELOPMENT COSTS AND PURCHASED TECHNOLOGY

       The Company capitalizes costs related to the development of certain software products in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed." Capitalization of costs begins when technological feasibility is established and ends when the product is available for general release to customers. As of March 31, 2003, capitalized costs of approximately $346,000, net of accumulated amortization, were included in other assets. Approximately $190,000 of this amount represents software developed in-house and $156,000 represents the cost of software developed on the Company's behalf by third parties. Additions to capitalized software were $28,000 and $545,000 during fiscal 2003 and 2002, respectively.

       The Company amortizes capitalized software development costs and purchased technology using the straight-line method over two to five years, or the ratio of actual sales to anticipated sales, whichever is greater. During fiscal 2003, the Company recognized a capitalized software impairment loss of approximately $67,000 in the engineering and collaborative software solutions segment, since revenues-to-date and forecasted revenues from these assets did not support the carrying value of the recorded amounts. Amortization of software development costs and purchased technology charged to cost of revenues was approximately $287,000 and $198,000 for fiscal 2003 and 2002, respectively. Accumulated amortization of capitalized software was $625,000 and $1,420,000 as of March 31, 2003 and 2002, respectively.

       REVENUE RECOGNITION

       The Company recognizes revenue when the following criteria are met: 1. persuasive evidence of an arrangement, such as agreements, purchase orders or written or online requests, exists; 2. delivery has been completed and no significant obligations remain; 3. the Company's price to the buyer is fixed or determinable; and 4. collection is probable. The Company's revenues arise from the following segments: engineering and collaborative software products and services; IT services; and Web-based telecommunications services.

                         NETGURU, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       Years Ended March 31, 2003 and 2002

       Revenue from software sales is recognized upon shipment if no significant post-contract support obligations remain outstanding and collection of the resulting receivable is probable. Since the second quarter of fiscal 2003, the Company has provided a 15-day right of return (from the date of purchase) on the purchase of a product during which time the customer may return the product subject to a $50 restocking fee per item returned. Since the Company's product returns have historically not been material, the Company does not make any provisions for such returns. Customers may choose to purchase maintenance contracts that include telephone, e-mail and other methods of support, and the right to receive upgrades. Revenue from these maintenance contracts is deferred and recognized ratably over the life of the contract, usually twelve months.

       In October 1997, the Accounting Standards Executive Committee ("AcSEC") of the AICPA issued Statement of Position ("SOP") 97-2, "Software Revenue Recognition." The Company adopted SOP 97-2 in the first quarter of fiscal 1999. SOP 97-2 distinguishes between significant and insignificant vendor obligations as a basis for recording revenue with a requirement that each element of a software licensing arrangement be separately identified and accounted for based on relative fair values of each element. The Company determines the fair value of each element in multi-element transactions based on vendor-specific objective evidence ("VSOE"). VSOE for each element is based on the price charged when the same element is sold separately.

       In 1998, the AICPA issued SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions," which modifies SOP 97-2 to allow for use of the residual method of revenue recognition if certain criteria have been met. The Company adopted SOP 98-9 in the first quarter of fiscal 2000. If evidence of fair value of all undelivered elements exists but evidence does not exist for one or more delivered elements, then revenue is recognized using the residual method. Under the residual method, the fair value of the undelivered elements is deferred and the remaining portion of the transaction fee is recognized as revenue.

       The Company sells its engineering and collaborative software along with a maintenance package. This constitutes a multiple element arrangement. The price charged for the maintenance portion is the same as when the maintenance is sold separately. The fair values of the maintenance contracts sold in all multiple element arrangements are recognized over the terms of the maintenance contracts. The engineering and collaborative software portion is recognized when delivery is complete and no significant obligations remain.

       Revenues from providing IT services are recognized primarily on a time and materials basis, with time at a marked-up rate and materials and other reasonable expenses at cost, once the services are completed and no significant obligations remain. Certain IT services contracts are fixed price contracts where progress toward completion is measured by mutually agreed upon pre-determined milestones for which the Company recognizes revenue upon achieving such milestones. Fixed price IT contracts are typically for a short duration of one to three months.

       Revenues from call termination services are recognized at gross sales value, with the applicable cost separately stated in the cost of revenues. Revenues from the Company's own phone card sales are deferred and recognized based on usage, whereas revenues from resale of third-party phone cards are recognized net of returns since no significant obligations remain once the product is delivered. Other products and services sold via Internet portals, where the Company is an agent, are recognized net of purchase costs when the products and services are delivered and collection is probable.

                         NETGURU, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       Years Ended March 31, 2003 and 2002

       DEFERRED REVENUES

       The Company defers revenues for its maintenance contracts, for its collaborative software sales and for its phone card revenues that are not considered earned. The Company defers its maintenance revenues when the maintenance contracts are sold, and then recognizes the maintenance revenues over the term of the maintenance contracts. The Company defers its collaborative software sales revenues if it invoices or receives payment prior to the completion of a project, and then recognizes these revenues upon completion of the project when no significant obligations remain. The Company defers revenues from the sales of its own phone cards when the cards are sold, and then recognizes revenues from these phone card sales based on usage. Revenues from any unused portion of phone card minutes are recognized upon expiration of the phone cards.

       RESEARCH AND DEVELOPMENT

       The Company's research and development ("R&D") costs consist mainly of developers' salaries. The major thrust of the Company's R&D efforts has been and continues to be toward developing software products for sale and toward enhancing existing software products. To a lesser extent, the Company's R&D efforts are expended toward enhancing and maintaining the Company's Websites. The Company follows the guidance of EITF No. 00-2, "Accounting for Website Development Costs," to account for its Website development costs and the guidance of SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," to account for the costs of internal use software.

       The Company follows the provisions of SFAS No. 86 to capitalize software development costs when technological feasibility has been established and stop capitalization when the product is available for general release to customers. The Company expenses development costs when they are related to enhancement of existing software products.

       INCOME TAXES

       The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

       EARNINGS (LOSS) PER SHARE

       Basic earnings per share ("EPS") is calculated by dividing net income
       (loss) by the weighted-average common shares outstanding during the period. Diluted EPS reflects the potential dilution to basic EPS that could occur upon conversion or exercise of securities, options, or other such items, to common shares using the treasury stock method and/or if converted method based upon the weighted-average fair value of the Company's common shares during the period. See Note 11 "Loss Per Share" for a computation of EPS.

                         NETGURU, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       Years Ended March 31, 2003 and 2002

       COMPREHENSIVE INCOME (LOSS)

       The Company applies the provisions of SFAS No. 130, "Reporting Comprehensive Income," which establishes rules for the reporting and display of comprehensive income (loss) and its components. SFAS No. 130 requires changes in foreign currency translation adjustments, which are reported separately in stockholders' equity, to be included in other comprehensive income (loss).

       STOCK-BASED COMPENSATION

       The Company applies the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." As permitted by SFAS No. 123, the Company continues to follow the guidance of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Consequently, compensation related to stock options is the difference between the grant price and the fair market value of the underlying common shares at the grant date. Generally, the Company issues stock options to employees with a grant price equal to the market value of common stock on the grant date. The Company has issued certain stock options with a grant price below the market value at the grant date. The Company recognizes compensation expense on these grants over the vesting period, generally three to four years.

       As required by SFAS No. 123, the Company discloses below the pro forma effect on operations, and the Black-Scholes option pricing model assumption information for stock options, as if compensation costs were recorded at the estimated fair value of the stock options granted (dollars in thousands, except amounts per share):

          For the fiscal years ended March 31,             2003          2002
                                                        -----------  -----------

          Net loss - as reported                        $  (10,529)  $   (8,944)
          Net loss - pro forma                             (12,104)     (11,504)
                                                        ===========  ===========
          Basic net loss per share -
              as reported                               $    (0.61)  $    (0.53)
               pro forma                                     (0.70)       (0.68)
          Diluted net loss per share -
               as reported                                   (0.61)       (0.53)
               pro forma                                     (0.70)       (0.68)
                                                        ===========  ===========
          Weighted average fair value of options
              granted                                   $     1.97   $     1.35
                                                        ===========  ===========
          Black-Scholes option pricing model
              assumptions:
                   Dividend yield                               --           --
                   Expected volatility                         111%         120%
                   Risk-free interest rate                    3.19%        5.07%
                   Expected option lives (in years)            6.8          7.0

                         NETGURU, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       Years Ended March 31, 2003 and 2002

       SEGMENT REPORTING

       The Company applies the provisions of SFAS No. 131. SFAS No. 131 requires segments to be determined and reported based on how management measures performance and makes decisions about allocating resources. See Note 10 "Segment and Geographic Data" for a description of and disclosures regarding the Company's significant reportable segments.

       RECLASSIFICATIONS

       Certain reclassifications have been made to the 2002 consolidated financial statements to conform to the 2003 presentation.

       IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

       In June 2001, the FASB issued SFAS No. 141, "Business Combinations," ("SFAS No. 141") and SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"). SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method. SFAS No. 141 specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported separately from goodwill. SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values. In addition, SFAS No. 142 includes provisions upon adoption for the reclassification of certain existing recognized intangibles as goodwill, reclassification of certain intangibles out of previously reported goodwill, reassessment of the useful lives of recognized intangibles and testing for impairment of those intangibles.

       The Company adopted the provisions of SFAS No. 141 as of July 1, 2001, and SFAS No. 142 became effective for the Company on April 1, 2002. Intangible assets identified as having indefinite useful lives were required to be tested for impairment in accordance with the provisions of SFAS No. 142. Impairment is measured as the excess of carrying value over the fair value of an intangible asset with an indefinite life. The Company determined that it did not have any intangible assets other than goodwill.

       SFAS No. 142 required the Company to perform a two-step test to assess goodwill for impairment. In the first step, the fair value of each reporting unit is compared to its carrying value. If the fair value exceeds the carrying value, then goodwill is not impaired and the Company need not proceed to the second step. If the carrying value of a reporting unit exceeds its fair value, then the Company must determine and compare the implied fair value of the reporting unit's goodwill to the carrying value of its goodwill. If the carrying value of the reporting unit's goodwill exceeds its implied fair value, then the Company must record an impairment loss for the excess amount.

                         NETGURU, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       Years Ended March 31, 2003 and 2002

       The Company assessed the fair value of its three reporting units by considering their projected cash flows, using risk-adjusted discount rates, and other valuation techniques. Given consideration of relevant factors, the Company concluded that, as of April 1, 2002, an impairment write-down for its IT services division was required. In accordance with the provisions of SFAS No. 142, the Company recorded an impairment charge of $5,824,000 to IT services goodwill in fiscal 2003, and recorded this as a cumulative effect of a change in accounting principle. The Company is required to perform additional reviews for impairment annually, or more frequently if events occur or circumstances change that would more likely than not reduce the fair value of the net carrying amount.

       In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144"). SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. SFAS No. 144 requires companies to separately report discontinued operations and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment, or in a distribution to owners) or is classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The Company adopted SFAS No. 144 on April 1, 2002. The adoption of SFAS No. 144 has not materially impacted the Company's consolidated financial condition or results of operations.

       In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operations, plant closing, or other exit or disposal activities. The Company adopted the provisions of SFAS No. 146 on January 1, 2003. This statement applies on a prospective basis to exit or disposal activities that are initiated after December 31, 2002.

       The Company adopted the initial recognition and measurement provisions of FASB Interpretation ("FIN") No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others", on January 1, 2003, which provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002. The Company adopted the disclosure provisions of FIN No. 45 during the quarter ended March 31, 2003. In the ordinary course of business, the Company is not subject to potential obligations under guarantees that fall within the scope of FIN No. 45 except for standard indemnification and warranty provisions that are contained within many of its customer license and service agreements, and these give rise only to the disclosure requirements prescribed by FIN No. 45. In addition, under previously existing accounting principles generally accepted in the United States, the Company continues to monitor the conditions that are subject to the guarantees and indemnifications to identify whether it is probable that a loss has occurred, and will recognize any such losses under the guarantees and indemnifications when those losses are estimable.

                         NETGURU, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       Years Ended March 31, 2003 and 2002

       Indemnification and warranty provisions contained within the Company's customer license and service agreements are generally consistent with those prevalent in the Company's industry. The duration of the Company's service warranties generally does not exceed 15 days following completion of its services. The Company has not incurred significant obligations under customer indemnification or warranty provisions historically and does not expect to incur significant obligations in the future. Accordingly, the Company does not maintain accruals for potential customer indemnification or warranty-related obligations. The maximum potential amount of future payments that the Company could be required to make is generally limited under the indemnification provisions in its customer license and service agreements.

       In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations" ("SFAS No. 143"). SFAS No. 143 requires the Company to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development or normal use of the assets. The Company also records a corresponding asset, which is depreciated over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation will be adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. The Company adopted SFAS No. 143 on April 1, 2003. The adoption of SFAS No. 143 has not materially impacted its consolidated financial condition or results of operations.

       On January 17, 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities," which requires extensive disclosures and will require companies to evaluate variable interest entities created after January 31, 2003 and existing entities to determine whether to apply the interpretation's consolidation approach to them. Companies must apply the interpretation to entities with which they are involved if the entity's equity has specified characteristics. If it is reasonably possible that a company will have a significant variable interest in a variable interest entity at the date the interpretation's consolidation requirements become effective, the company must disclose the nature, purpose, size and activities of the variable interest entity and the consolidated enterprise's maximum exposure to loss resulting from its involvement with the variable interest entity in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was created. Since the Company has no interest in any variable interest entity, the Company believes that the adoption of this interpretation will not materially impact its consolidated financial condition or results of operations.

       The EITF recently reached a consensus for EITF 00-21, "Revenue Arrangements with Multiple Deliverables." EITF 00-21 provides accounting guidance for allocation of revenue where delivery or performance of products or services may occur at different points in time or over different periods. Companies are required to adopt this consensus for fiscal periods beginning after June 15, 2003. The Company believes the adoption of EITF 00-21 will not materially impact the Company's financial condition or results of operations.

       In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or as an asset in some circumstances). Many of those instruments were previously classified as equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for the Company's quarter that began July 1, 2003. For financial instruments created before the issuance date of this statement and still existing at the beginning of the interim period of adoption, transition shall be achieved by reporting the cumulative effect of a change in accounting principle by initially measuring the financial instruments at fair value or other measurement attribute required by this statement. The Company believes the adoption of SFAS No. 150 will not materially impact its consolidated financial condition or results of operations.

                         NETGURU, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       Years Ended March 31, 2003 and 2002

(2)    PROVISION FOR RESTRUCTURING OF OPERATIONS

       In March 2001, the Company announced plans to restructure its operations. As a result of this restructuring plan, the Company recorded a restructuring charge of $2,400,000 in fiscal 2001. The restructuring plan consisted of four major points: 1) refocused strategic direction of Internet service provider ("ISP") initiatives; 2) refocused strategic direction of Internet portal initiatives; 3) consolidation of the Company's technical support activities; and 4) elimination of the Company's in-house legal department.

       With regard to the Company's ISP initiatives in India, the Company redirected its primary focus toward communication and connectivity services targeted at the corporate market. The Company's original focus related to ISP services was that the Company planned to offer ISP services to both consumers and businesses in India. With the proposed acquisition of a 30% ownership interest in Vital Communications, Ltd., an Internet communications technology company, the Company had planned to start providing ISP services for the 10,000 customers of Vital Communications as a first step toward becoming an ISP in India. The total amount charged for the refocus of ISP operations in fiscal 2001 was $1,998,000. This total charge consisted of $171,000 in contractual obligations and $1,827,000 in asset write-offs related to ISP operations in India. These charges did not include any employee costs. However, they included the write-off of $537,000 paid toward the Company's proposed acquisition of a 30% ownership interest in Vital Communications, the write-off of $346,000 related to capitalized connectivity charges for the ISP business, and the write-off of $944,000 of ISP infrastructure equipment. The ISP infrastructure equipment related to the Voice Over Internet Protocol ("VOIP") technology. The equipment was determined to have no resale value because VOIP technology was not permitted in India and because it was not cost-effective to sell the equipment in countries where VOIP was permitted since the technology had changed. The restructuring related to the ISP operations resulted in elimination of depreciation and amortization expenses that would have resulted from the ISP-related assets.

       With regard to the Internet portal business, the Company redirected its primary focus toward the telephony and travel services offered through the portal. The initial restructuring charge related to the refocus of the portal business was $194,000, of which $168,000 was related to asset write-offs, and $26,000 was related to contractual obligations. These charges did not include any employee costs. The entire $194,000 was paid in fiscal 2001. During fiscal 2002, the Company paid an additional $67,000 relating to contractual obligations for the portal operations.

       In March 2001, the Company closed its Boston technical support office as part of consolidating the Company's technical support activities. Technical support activities previously offered from the Boston office were consolidated into the California facility. The closing of this office resulted in the termination of two employees. The restructuring charge related to the consolidation of technical support facilities was $166,000, of which $49,000 related to accrued severance payments for the two terminated employees and $117,000 related to contractual lease obligations for the vacated space. The Company made cash payments totaling $58,000 in fiscal 2002 toward settlement of obligations related to this activity. During fiscal 2003, the Company made cash payments of $55,000 for severance expenses relating to the termination of one of the employees and $47,000 for lease payments for the vacated office space. The Company expects that employee costs and the facility costs (once the lease obligations are satisfied) will decrease as a result of this restructuring.

                         NETGURU, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       Years Ended March 31, 2003 and 2002

       The elimination of the in-house legal department primarily consisted of the termination of one employee whose position was not refilled. Legal services are being obtained from the Company's continuing external legal counsel. In fiscal 2001, the Company estimated the restructure charge related to the elimination of the in-house legal department to be $42,000. In fiscal 2002, the Company paid $52,000 toward this restructure charge. Additional charges of $41,000 and $199,000 were recorded in fiscal 2002 and in fiscal 2003, respectively, since the original estimate of severance expenses was insufficient. During the year ended March 31, 2003, the Company paid $50,000 toward settlement of obligations due to the terminated employee. Subsequent to year-end, the entire remaining balance was paid.

                         NETGURU, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       Years Ended March 31, 2003 and 2002

       Activity relating to the restructuring charge is as follows (in thousands):

                               REFOCUS OF     REFOCUS OF   CONSOLIDATION   ELIMINATION
                                  ISP           PORTAL      OF TECHNICAL     OF LEGAL
                               OPERATIONS     OPERATIONS      SUPPORT       DEPARTMENT       TOTAL
                              ------------   ------------   ------------   ------------   ------------
       March 31, 2000         $        --    $        --    $        --    $        --    $        --
       Restructuring charge         1,998            194            166             42          2,400
       Cash payments               (1,897)          (194)            --             --         (2,091)
                              ------------   ------------   ------------   ------------   ------------

       March 31, 2001         $       101             --    $       166    $        42    $       309
                              ------------   ------------   ------------   ------------   ------------

       Cash payments                   --            (67)           (58)           (52)          (177)
       Adjustments                    (67) a          67  a         (16) b          41  b          25
                              ------------   ------------   ------------   ------------   ------------

       March 31, 2002         $        34    $        --    $        92    $        31    $       157
                              ------------   ------------   ------------   ------------   ------------

       Cash payments                   --             --           (102)           (50)          (152)
       Adjustments                    (34) c          --             29  c         199  c         194
                              ------------   ------------   ------------   ------------   ------------

       March 31, 2003         $        --    $        --    $        19    $       180    $       199
                              ============   ============   ============   ============   ============


       a. Represents reversal of over-accrual for contractual obligations for ISP operations and additional amounts accrued for contractual obligations related to the portal operations.

       b. Represents reversal of over-accrual for technical support severance costs and additional amounts accrued for anticipated severance costs for the elimination of the legal department.

       c. Represents reversal of over-accrual for contractual obligations for ISP operations and additional amounts accrued for severance costs for the elimination of the legal department and the consolidation of technical support.

       The balance at March 31, 2003 includes $19,000 of lease payments for vacated office space scheduled for payment through September 2003. The remaining personnel costs and contractual obligations were paid subsequent to March 31, 2003.

                         NETGURU, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       Years Ended March 31, 2003 and 2002

(3)    PROPERTY, PLANT AND EQUIPMENT

       Property, plant and equipment, at cost, as of March 31, 2003 consisted of the following (in thousands):

              Land                                                   $       24
              Buildings and leasehold improvements                          715
              Office and computer equipment, software
                  and furniture                                           5,937
              Assets under capital lease                                    937
                                                                     -----------
                                                                          7,613
              Less accumulated depreciation                              (4,514)
                                                                     -----------
              Net property, plant and equipment                      $    3,099
                                                                     ===========

       On December 15, 1999, the Company consummated a sale and leaseback transaction involving its Yorba Linda, California facility. The gross selling price of the property was $3,200,000, $1,689,000 of which was utilized to pay off the balance of the mortgage on the property. The Company received approximately $1,017,000 in cash proceeds, net of transaction costs, and a $250,000 short-term note receivable for the sale of the property. Concurrent with the sale, the Company entered into a fifteen-year operating lease on the facility (see Note 8 "Commitments and Contingencies"). The net book value of the land and building and the related mortgage were removed from the Company's consolidated balance sheet and the lease payments are being charged to expense as incurred. The gain on the sale transaction of $1,047,000 has been deferred and is being recognized on a straight-line basis over the period of the lease as a reduction in lease expense. The deferred gain, net of accumulated amortization, was $817,000 as of March 31, 2003.

(4)    LONG-TERM DEBT

       On December 13, 2002, the Company entered into a Securities Purchase Agreement (the "Agreement") with Laurus Master Fund, Ltd. ("Laurus"). Pursuant to the Agreement, the Company issued to Laurus a 6% Convertible Note (the "Note") in the principal amount of $2,000,000 that matures on December 12, 2004 and a warrant to purchase up to 200,000 shares of the Company's common stock at the following exercise prices: $1.76 per share for the purchase of up to 125,000 shares; $2.08 per share for the purchase of an additional 50,000 shares; and $2.40 per share for the purchase of an additional 25,000 shares. The warrant exercise price may be paid in cash, in shares of the Company's common stock (if the fair market value of a single share of common stock exceeds the value of the per share warrant exercise price), or by a combination of both. The warrant expiration date is December 13, 2007. The warrant exercise price and the number of shares underlying the warrant are subject to adjustments for mergers, acquisitions, stock splits, combinations and dividends.

                         NETGURU, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       Years Ended March 31, 2003 and 2002

       The Company was required to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") by January 12, 2003 to register the public resale by Laurus of the common stock to be issued upon conversion of the Note and/or exercise of the warrant and to obtain effectiveness of the Registration Statement by April 12, 2003. As of July 10, 2003, the Company was not in compliance with its registration obligations and remained subject to liquidated damage assessments of 1% of the principal amount of the note for the first 45 days of non-compliance and 2% of the principal amount of the note for each month of non-compliance thereafter, subject to pro ration for partial months. As discussed in Note 12 "Liquidity," on July 10, 2003, the Company received a commitment to modify and expand to $4,000,000 the Company's financing arrangement with Laurus. The modification and expansion may include a modification of the Company's registration obligations. If the Company is unable to file and obtain and maintain effectiveness of the Registration Statement or to modify its registration obligations, then the Company may be required to pay additional liquidated damages, which would adversely affect the Company's business, operating results, financial condition, and ability to service the Company's other indebtedness by negatively impacting the Company's cash flows.

       The Note was recorded net of a discount representing the value of the warrant. The proceeds, net of fees and expenses, from this Note were $1,786,000. The Note, which is being amortized over a 20 month period commencing May 1, 2003, is convertible at a fixed conversion price of $1.60 per share of the Company's common stock, subject to anti-dilution adjustments in connection with mergers, acquisitions, stock splits, dividends and the like, and in connection with future issuances of the Company's common stock at prices per share below the then-applicable conversion price. However, if the Company is in default under the Agreement or the Note, the Note will be convertible at a per share conversion price equal to the lower of the fixed conversion price or 70% of the average of the three lowest closing prices for the Company's common stock during the preceding 30 trading days. Also, if a conversion occurs pursuant to a call notice as described below, then the conversion price will be equal to the lesser of the fixed conversion price and 90% of the average of the closing prices of the Company's common stock during the 15 trading days preceding the date of the call notice. At any time before the Note is fully paid, Laurus may choose to convert all or part of the accrued interest on and/or principal of the Note at the conversion price then in effect, subject to certain contractual beneficial ownership and volume limitations.

       At the Company's election, the monthly payment may be made in cash or in shares of the Company's common stock, or in any combination of both, except that during periods in which the Registration Statement is not effective or in which the Company is in default under the Note, the Company must make payments solely in cash. If the Company does not elect at least 20 days prior to a monthly payment date, then the payment shall be made in cash. If all or part of a monthly payment is made in cash, then the amount of cash paid to Laurus must equal 107% of the principal and interest due that month. If all or part of a monthly payment is made in shares of the Company's common stock, then the then-effective conversion price is to be used to determine the number of shares to be issued. Notwithstanding the above, if the Company has elected to make a monthly payment in shares of the Company's common stock and the average closing price of the Company's common stock for the 10 trading days preceding the monthly payment date is less than 110% of the fixed conversion price, then the Company may make the monthly payment in cash or, at the Company's option, Laurus may convert, at a mutually agreed upon conversion price, all or part of the monthly payment amount that the Company had elected to pay in shares of the Company's common stock.

                         NETGURU, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       Years Ended March 31, 2003 and 2002

       During any period when the Registration Statement is effective, the Company may issue a call notice to Laurus stating that, at least 30 days from the date of the call notice, the Company wishes to convert into shares of the Company's common stock a portion or all of the principal of and interest accrued on the Note. No more than 20% of the aggregate dollar trading volume of the Company's common stock for the 22 trading days preceding the date of the call notice may be converted under any call notice. The conversion price will be equal to the lesser of the fixed conversion price and 90% of the average of the closing prices of the Company's common stock during the 15 trading days preceding the date of the call notice.

       During any period when the Registration Statement is effective and the Company is not in default under the Note, the Company will have the right under the Agreement to redeem all or any portion of the remaining outstanding principal balance of the Note. To effect a redemption, the Company must issue Laurus a redemption notice that provides that the Company will pay Laurus a cash redemption price that is equal to 120% of the outstanding principal amount of the Note to be redeemed, plus all accrued but unpaid interest and other sums payable to Laurus, if any. Laurus may elect, within five business days, to convert all or any portion of the redemption price into shares of the Company's common stock at the then-effective conversion price instead of receiving cash. On or before the seventh business day after Laurus receives the redemption notice, the Company must pay Laurus in cash an amount equal to the redemption price stated in the redemption notice less any portion of the redemption price Laurus elected to convert into shares of the Company's common stock.

       The Note is secured by a general security interest in the Company's assets and the assets of the Company's domestic subsidiaries. Each of the Company's domestic subsidiaries also signed a guaranty of payment in favor of Laurus. The Company was required to use the proceeds from this financing for general corporate purposes. The Company also is required not to permit for any fiscal quarter commencing on or after April 1, 2003 the net operating cash flow deficit to be greater than $500,000, excluding extraordinary items, as determined in accordance with accounting principles generally accepted in the United States.

                         NETGURU, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       Years Ended March 31, 2003 and 2002

       Long-term debt, including capital lease obligations, consisted of the following at March 31, 2003 (in thousands):

       Term loan from a bank in India, bearing interest at 16.6%
          per annum payable monthly, principal due in quarterly
          installments beginning June 2000 and ending March 2005,
          secured by substantially all of the Company's assets
          located in India and guaranteed by a major stockholder     $      541

       Revolving line of credit from a bank in India, bearing
          interest at 6.75% per annum, secured by the fixed
          deposit account held at the same bank, maturing in 2008.
          The Company cannot withdraw more than 90% of the fixed
          deposit account.                                                  237

       Convertible note, bearing 6% interest per annum, secured by a general security interest in the Company's assets and
          the assets of its domestic subsidiaries. Principal
          monthly payments of $100,000 and interest due from May
          2003 to November 2004.                                          1,800

       Capital lease obligations maturing at dates ranging from
          July 2003 to December 2006, secured by the leased assets        1,039

       Other                                                                 32
                                                                     -----------
               Total                                                      3,649
               Less current portion                                       1,752
                                                                     -----------
                                                                     $    1,897
                                                                     ===========

       The long-term debt and capital lease obligations mature in each of the following years ending March 31 (in thousands):

                                                       LONG-TERM   CAPITAL LEASE
                                                          DEBT      OBLIGATIONS
                                                      ------------  ------------

               2004                                   $     1,340   $      505
               2005                                         1,058           380
               2006                                            54           199
               2007                                            54           135
               2008                                            53            --
               Thereafter                                      51            --
                                                      ------------   -----------
               Total minimum payments                 $     2,610         1,219
                                                      ============

               Less amount representing interest                           (180)
                                                                     -----------
               Present value of minimum capital
                   lease payments                                     $   1,039
                                                                     ===========

                         NETGURU, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       Years Ended March 31, 2003 and 2002

(5)    STOCKHOLDERS' EQUITY

       In September 1999, the Company issued warrants to purchase 170,000 shares of its common stock at exercise prices ranging from $4.71 to $4.84 per share to third parties in connection with the acquisition of NetGuru Systems. Through March 31, 2003, these warrants had been exercised for 135,000 shares of common stock, and warrants to purchase 15,000 shares of common stock had expired. The remaining warrants to purchase 20,000 shares of common stock expire in September 2004.

       In February 2000, the Company issued warrants to purchase 200,000 shares of common stock at an exercise price of $38.00 per share to an investor in consideration for the investor's decision to exercise previously issued warrants for cash rather than via a cashless exercise. These warrants expire in February 2005.

       In March 2000, in a private transaction not involving a public offering, the Company issued 12,000 shares of Series B 5% Cumulative Convertible Preferred Stock (which were later repurchased and retired in November 29, 2000) and warrants to purchase 102,000 shares of the Company's common stock at an exercise price of $28.50 per share for approximately $11,380,000, net of offering costs. Of these, warrants to purchase 12,000 shares of common stock expired in September 2002 and warrants to purchase 90,000 shares of common stock expire in March 2005.

       In April 2000, the Company issued 25,000 shares of common stock as a portion of the purchase price for the acquisition of Allegria Software, Inc. The recipients of these shares were given the right to demand that the Company repurchase these shares at a price of $28.60 per share at the end of one year. In April 2001, each of the former owners exercised this right. The total repurchase price was $715,000. Agreements were reached with all parties to extend cash payment for this repurchase over a twelve-month period. As of March 31, 2003, the Company had paid $172,000 to one of the former owners for the repurchase of 6,000 shares. The repurchase of 6,000 shares from another former owner was settled for a total of $100,000, which was paid in full as of March 31, 2003. The owner of the remaining 13,000 shares is holding the stock certificates until full payment is received for these shares. The total cash to be paid for this repurchase was $372,000, of which $128,000 had been paid as of March 31, 2003. Due to a dispute as a result of an apparent breach of the purchase agreement by the former owner, the Company believes that it is probable that the balance of $244,000 will not be paid and therefore has not accrued this amount as a liability.

       On June 22, 2000, the Company closed a private equity financing involving two investors. As part of this transaction, the Company issued warrants to purchase 60,000 shares of its common stock at an exercise price of $19.00 per share. These warrants expire in June 2005. The Company issued additional warrants to purchase 53,300 shares of its common stock at exercise prices ranging from $16.50 to $23.46 per share to third parties in connection with this financing transaction. These warrants expired in May and June 2003.

       On November 29, 2000, the Company issued warrants to purchase an aggregate of 200,000 shares of the Company's common stock at an exercise price of $3.93 per share to a third party in a transaction involving the repurchase and retirement of all of the Company's outstanding preferred stock. These warrants expire in November 2005.

                         NETGURU, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       Years Ended March 31, 2003 and 2002

       On January 2, 2002, in a private transaction not involving a public offering, the Company issued 300,000 shares of its common stock to three consultants (100,000 shares each) for $0.25 per share. The shares were issued as consideration for consulting services to be provided by the consultants for a period of three years ending January 2, 2005, but were fully earned when issued with no additional conditions to be satisfied. The Company recorded an expense of $525,000 for this transaction in fiscal 2002.

       On March 19, 2002, in a private transaction not involving a public offering, the Company issued 25,000 shares of its common stock, valued at $106,000, to its external legal counsel as consideration for services provided and as a retainer.

       On December 13, 2002, in a private transaction not involving a public offering, the Company consummated a $2,000,000 convertible debt offering to Laurus (see Note 4 "Long-term Debt"). In connection with this transaction, Laurus received a warrant to purchase 200,000 shares of the Company's common stock. The warrant exercise price is: $1.76 per share for the purchase of up to 125,000 shares; $2.08 per share for the purchase of an additional 50,000 shares; and $2.40 per share for the purchase of an additional 25,000 shares. The warrant exercise price may be paid in cash, in shares of the Company's common stock (if the fair market value of a single share of common stock exceeds the value of the per share warrant exercise price), or by a combination of both. The warrant expiration date is December 13, 2007. The warrant exercise price and the number of shares underlying the warrant are subject to adjustments for stock splits, combinations and dividends.

                         NETGURU, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       Years Ended March 31, 2003 and 2002

       WARRANTS

       The following table summarizes the fair value of warrant issuances detailed above and the assumptions used in determining fair value.

                                                     Estimated
                        Number of   Exercise price    life (in                  Risk-free   Fair value of
         Grant date      warrants     per share        years)      Volatility      rate     warrants $)(a)
         ----------      --------     ---------        ------      ----------      ----     --------------
      September 1999      170,000    $4.71-$4.84        3 - 5           93%        6.72%        541,500
      February 2000       200,000       $38.00            5             93%        6.72%      4,666,000
      March 2000          102,000       $28.50          3 - 5           93%        6.72%      4,302,780
      June 2000            60,000       $19.00            5            146%        4.87%        979,200
      May-June 2000        53,300  $16.50 - $23.46        3            146%        4.87%        716,896
      November 2000       200,000       $3.93             5            146%        4.87%      1,188,000
      December 2002       200,000    $1.76-$2.40          5            100%        3.0%         199,638

       (a) Fair value was determined using the Black-Scholes option-pricing model.

       The following table summarizes the warrant activity (number of shares in thousands):

                                                         NUMBER OF     WEIGHTED
                                                          SHARES       AVERAGE
                                                        UNDERLYING     EXERCISE
                                                         WARRANTS       PRICE
                                                        -----------  -----------
       Outstanding at March 31, 2001                        650        $ 20.76
       Issued                                                --             --
       Exercised                                             --             --
                                                        -----------  -----------

       Outstanding at March 31, 2002                        650        $ 20.76
       Issued                                               200           1.92
       Exercised                                             --             --
       Forfeited                                            (27)         15.28
                                                        -----------  -----------

       Outstanding at March 31, 2003                        823        $ 16.37
                                                        ===========  ===========

                         NETGURU, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       Years Ended March 31, 2003 and 2002

       STOCK OPTION PLANS

       The Company has adopted the following employee stock option plans:

                                                                                          SHARES
                                                         ADOPTED        TERMINATES      AUTHORIZED
                                                      --------------   -------------    ----------
         NetGuru, Inc. 2000 Stock Option Plan
          (the "2000 Plan")                           December, 2000   November 2010     1,000,000
         Research Engineers, Inc. 1998 Stock
             Option Plan (the "1998 Plan")            December, 1998   November 2008     1,000,000
         Research Engineers, Inc. 1997 Stock
             Option Plan (the "1997 Plan")            February, 1997   February 2007       600,000
         Research Engineers, Inc. 1996 Stock
             Option Plan (the "1996 Plan")               April, 1996      April 2006       588,000

       Each plan provides for the granting of shares as either incentive stock options or non-qualified stock options. Options under all plans generally vest over 3 years, though the vesting periods may vary from person to person, and are exercisable subject to continued employment and other conditions. As of March 31, 2003, there were 469,000 options available for grant and 260,000 options exercisable under the 2000 Plan, 285,000 options available for grant and 598,000 options exercisable under the 1998 Plan, 47,000 options available for grant and 330,000 options exercisable under the 1997 Plan, and 31,000 options available for grant and 368,000 options exercisable under the 1996 Plan.

       The following is a summary of activity related to all outstanding stock options (number of shares in thousands):

                                                                      WEIGHTED
                                                                      AVERAGE
                                                                      EXERCISE
                                                         NUMBER OF     PRICE
                                                          SHARES     PER OPTION
                                                        -----------  -----------

             Outstanding at March 31, 2001                   2,258      $2.93
             Granted                                            54       1.35
             Exercised                                        (145)      1.42
             Forfeited                                        (251)      5.39
                                                        -----------
             Outstanding at March 31, 2002                   1,916      $2.67
             Granted                                           125       1.97
             Exercised                                         (30)      1.53
             Forfeited                                         (85)      3.54
                                                        -----------
             Outstanding at March 31, 2003                   1,926      $2.61
                                                        ===========

       As discussed in Note 1, the Company accounts for its stock options issued to employees based on the intrinsic value of a grant as of the date of the grant in accordance with APB No. 25. Generally, the Company issues stock options to employees with a grant price equal to the market value of common stock on the grant date. In prior fiscal years, the Company has issued certain stock options with a grant price below the market value at the grant date. Compensation expense on these grants is recognized over the vesting period, generally three to four years. In fiscal 2003, the Company recognized a $4,000 net reduction to compensation expense due to cancellations of the unvested portions of terminated options, whereas in fiscal 2002, it recognized $78,000 of compensation expense.

                         NETGURU, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       Years Ended March 31, 2003 and 2002

       The following table summarizes options outstanding and exercisable by price range at March 31, 2003:

                                  OPTIONS OUTSTANDING               OPTIONS EXERCISABLE
                         -------------------------------------   -------------------------
                                    WEIGHTED-AVERAGE  WEIGHTED-                  WEIGHTED-
                                        REMAINING     AVERAGE    EXERCISABLE     AVERAGE
          RANGE OF       NUMBER OF     CONTRACTUAL    EXERCISE   AT MARCH 31,    EXERCISE
      EXERCISE PRICES    OPTIONS           LIFE        PRICE         2003         PRICE
      ---------------    -------           ----        -----         ----         -----
      $ 0.00 - $ 2.00   1,258,963          5.2         $ 1.51      1,113,530      $ 1.48
      $ 2.00 - $ 3.80     548,634          7.2         $ 3.44        426,601      $ 3.48
      $ 3.80 - $ 7.60      10,200          6.5         $ 4.25         10,200      $ 4.25
      $ 7.60 - $11.00     100,000          6.8         $10.46        100,000      $10.46
      $11.00 - $19.00       8,000          7.3         $18.06          5,333      $18.06

       At March 31, 2003, the range of exercise prices and the weighted average remaining contractual life of outstanding options were $1.35 to $18.06 and 5.9 years, respectively.

(6)    RELATED PARTY TRANSACTIONS

       As discussed in Note 4 "Long-Term Debt" and Note 12 "Liquidity," in December 2002, the Company entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd. ("Laurus"). Pursuant to the that agreement, the Company issued to Laurus Master Fund, Ltd. a 6% convertible note in the principal amount of $2,000,000 that matures on December 13, 2004, and a warrant to purchase up to 200,000 shares of the Company's common stock at various exercise prices. The net proceeds from the Note were used for general working capital. The Note, which is being amortized over a 20-month period commencing on May 1, 2003, may be repaid, at the Company's option, in cash or through the issuance of shares the Company's common stock under certain circumstances described above. As a result of this financing, Laurus Master Fund, Ltd. became the beneficial owner of more than 5% of the Company's outstanding common stock if contractual beneficial ownership and conversion limitations are disregarded. In connection with this financing, the Company paid a $200,000 fee to an affiliate of Laurus Master Fund, Ltd.

       In July 2002, Mr. Peter Kellogg, one of the Company's major stockholders, executed a letter of commitment to provide the Company with a revolving line of credit expiring March 31, 2003, in the amount of $500,000 at annual interest rates varying from 2.0% over prime rate to 10.0% over prime rate depending on the outstanding balance. The revolving line of credit had no loan covenant or ratio requirements. The Company did not borrow any funds under this line of credit prior to its expiration on March 31, 2003.

                         NETGURU, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       Years Ended March 31, 2003 and 2002

       In February 2002, Mr. Amrit Das and Mr. Jyoti Chatterjee pledged some of their personal assets as collateral to finance the Company's $500,000 telephony switch.

       On May 3, 2001, the Company entered into an interest-bearing secured loan agreement and promissory note with Mr. Santanu Das, an officer and director of the Company, for $70,000 at an annual interest rate of 6%. The loan was payable through payroll withholdings from August 24, 2001 through August 4, 2006. Shares of netGuru common stock owned by Mr. Das, as well as all vested but unexercised options granted him, secured the loan. In April 2002, Mr. Das repaid the balance of this loan in full.

       In November 2000, the Company entered into a non-interest bearing secured loan agreement and promissory note in the amount of $85,000 with Mr. Stephen Owen, an officer and director of the Company, in the amount of $85,000. The loan is secured by Mr. Owen's pledge of the proceeds from the exercise and sale of his vested options. As of March 31, 2003, the total outstanding balance on this loan was $7,879, which is included in notes and related party receivable. Subsequent to year-end, Mr. Owen repaid the balance of this loan in full.

       In March 1999, Mr. Amrit Das personally guaranteed a term loan from a bank in India. The term loan is secured by substantially all of the Company's assets located in India. The loan bears an annual interest of 16.6% payable monthly. The principal is payable in quarterly installments beginning June 2000 and ending March 2005. At March 31, 2003, the Company owed $541,000 on this loan (see Note 4 "Long-Term Debt").

(7)    RETIREMENT PLANS

       The Company and certain of its subsidiaries have adopted qualified cash or deferred 401(k) retirement savings plans. The domestic plan covers substantially all domestic employees who have attained age 21 and have had one year of service. Employees may contribute up to 14% of their compensation. The Company makes matching contributions to the plan of 37% to 50% of the employees' elective contributions for the first 6% of compensation. The international employees are not covered by any retirement plans. However, the Company's subsidiary in the United Kingdom allows executives to defer a portion of their salary on a pretax basis to a retirement account of their choice. The Company does not match these contributions. For the years ended March 31, 2003 and 2002, Company contributions to the retirement plans were approximately $153,000 and $231,000, respectively.

(8)    COMMITMENTS AND CONTINGENCIES

       The Company leases certain facilities and equipment under non-cancelable operating leases. The facility leases include options to extend the lease terms and provisions for payment of property taxes, insurance and maintenance expenses.

                         NETGURU, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       Years Ended March 31, 2003 and 2002

       At March 31, 2003, future minimum annual rental commitments under these lease obligations were as follows (in thousands):

              Year ending March 31:
                  2004                                  $       541
                  2005                                          459
                  2006                                          414
                  2007                                          358
                  2008                                          322
                  Thereafter                                  1,782
                                                        ------------

                                                        $     3,876
                                                        ============

       Rent expense was $698,000 and $708,000 for the years ended March 31, 2003 and 2002, respectively.

       The Company fulfilled its renewable firm purchase commitment for $600,000 to purchase airline tickets it sells as a ticket consolidator. This renewable purchase commitment expired March 31, 2003. The Company did not renew this purchase commitment in light of the uncertainty in the global travel industry.

       The Company is a party to various litigation arising in the normal course of business. Management believes the disposition of these matters will not have a material adverse effect on the Company's consolidated financial condition or results of operations.

(9)    INCOME TAXES

       The components of loss before income taxes are as follows for the years ended March 31, (in thousands):

                                                            2003         2002

              United States                             $   (4,855)  $   (5,639)
              Foreign                                           19       (1,576)
                                                        -----------  -----------
              Total                                         (4,836)      (7,215)
                                                        ===========  ===========

                         NETGURU, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       Years Ended March 31, 2003 and 2002

       The (benefit) provision for taxes on income from continuing operations is comprised of the following for the years ended March 31, (in thousands):

                                                           2003          2002
                                                        -----------  -----------
              Current:
                  Federal                               $     (159)  $     (167)
                  State                                          2            2
                  Foreign                                      125           70
                                                        -----------  -----------
                                                               (32)         (95)
              Deferred:
                  Federal                                     (134)       1,066
                  State                                        (38)         228
                  Foreign                                       --           (7)
                                                        -----------  -----------
                                                              (172)       1,287
                                                        -----------  -----------
                    Total                               $     (204)  $    1,192
                                                        ===========  ===========

       The reported (benefit) provision for taxes on income from continuing operations differs from the amount computed by applying the statutory federal income tax rate of 34% to loss before income taxes as follows for the years ended March 31, (in thousands):

                                                            2003        2002
                                                        -----------  -----------

              Income tax benefit at statutory rate      $   (1,669)  $   (2,636)
              State taxes, net of federal benefits            (144)         (36)
              Foreign income tax rate differential             119          649
              U.S. tax on foreign earnings,
                 previously deferred under APB 23              600           --
              Change in valuation allowance                    887        2,529
              Tax portion intangible asset write-off            --          424
              Rate differential on net operating
               loss carry back benefit                          --          100
              Research and development credits                  --          (25)
              Nondeductible amortization                        --           58
              Other                                              3          129
                                                        -----------  -----------
                    Total                               $     (204)  $    1,192
                                                        ===========  ===========

                         NETGURU, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       Years Ended March 31, 2003 and 2002

       The Company provides deferred income taxes for temporary differences between assets and liabilities recognized for financial reporting and income tax purposes. The tax effects of temporary differences for continuing operations at March 31, 2003, are as follows (in thousands):

            Deferred tax assets:
                Accrued vacation                                     $      113
                Allowance for doubtful accounts                             112
                Amortization of intangibles                               1,800
                 Net operating loss carryforwards                         5,813
                 Research and development credit
                    carryforwards                                           167
                 Gain on sale of property                                   326
                 Restructuring reserve                                       81
                 Other                                                        1
                                                                     -----------
                       Total deferred tax assets                          8,413
                       Less: valuation allowance                         (7,679)
                                                                     -----------
                       Net deferred tax assets                              734

            Deferred tax liabilities:
                Depreciation                                               (134)
                U.S. tax on foreign earnings, net of
                   Foreign tax credit                                      (600)
                                                                     -----------
                       Total deferred tax liabilities                $       --
                                                                     ===========

       At March 31, 2003, the Company had tax net operating loss carryforwards of approximately $15,601,000 for federal income tax purposes and $8,710,000 for state income tax purposes, which expire at varying dates beginning in 2019 and 2006, respectively. Due to the "change in ownership" provisions of the Tax Reform Act of 1986, the Company's net operating loss carryforwards may be subject to an annual limitation on the utilization of these carryforwards against taxable income in future periods if a cumulative change in ownership of more than 50% occurs within any three-year period.

       In addition to the net operating loss carryforwards, the Company has, for federal income tax purposes, $108,000 of research and development credit carryforwards, which expire at varying dates beginning in 2013. Additionally, the Company has, for state income tax purposes, $90,000 of research and development credit, which carries forward indefinitely.

       In assessing the realizability of the net deferred tax assets, management considers whether it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets depends upon either the generation of future taxable income during the periods in which those temporary differences become deductible or the carryback of losses to recover income taxes previously paid during the carryback period. As of March 31, 2003, the Company had provided a valuation allowance of $7,679,000 to reduce the net deferred tax assets due in part to the potential expiration of certain tax credit and net operating loss carryforwards prior to their utilization.

       During the current year, deferred taxes have been provided for U.S. federal and state income taxes and foreign withholding taxes on the portion of undistributed earnings on non-U.S. subsidiaries expected to be remitted. Applicable foreign taxes have also been provided.

                         NETGURU, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       Years Ended March 31, 2003 and 2002

(10)   SEGMENT AND GEOGRAPHIC DATA

       The Company applies the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 requires segments to be determined and reported based on how management measures performance and makes decisions about allocating resources.

       The Company is an integrated Internet and IT technology and services company. On December 18, 2003, the Company's management committed to sell its travel subsidiary. The Company has begun to actively market the subsidiary to potential buyers and expects to complete the sale during calendar year 2004. Pursuant to SFAS No.144, "Accounting for the Impairment or Disposal of Long Lived Assets," the results of operations of the travel services subsidiary are presented in the Company's consolidated statements of operations under "discontinued operations," and the assets and liabilities of this subsidiary are presented separately in the Company's consolidated balance sheets. Prior period presentation has been reclassified to conform to current period presentations.

       Prior to December 2003, the Company's operating segments were:

       o Engineering and collaborative software products and services;
       o IT services; and
       o Web-based telecommunications and travel services.

       Since December 2003, the results of the travel services subsidiary are presented as "discontinued operations."

       The Company's operating segments have been:

       o Engineering and collaborative software products and services;
       o IT services; and
       o Web-based telecommunications services.

                                                         FOR THE YEAR ENDED
                                                               MARCH 31
                                                        ------------------------
                                                           2003         2002
                                                        -----------  -----------
                                                             (IN THOUSANDS)
           NET REVENUES
           ------------
           Engineering and collaborative software
              products and services                     $    9,450   $    9,932
           IT services                                       5,586        9,869
           Web-based telecommunications services             3,324        2,503
           Center                                               --           --
                                                        -----------  -----------
                    Consolidated                        $   18,360   $   22,304
                                                        ===========  ===========

           GROSS PROFIT
           ------------
           Engineering and collaborative software
              products and services                     $    8,326   $    8,804
           IT services                                       1,372        2,385
           Web-based telecommunications services               203           (9)
           Center                                               --           --
                                                        -----------  -----------
                    Consolidated                        $    9,901   $   11,179
                                                        ===========  ===========

           OPERATING LOSS
           --------------
           Engineering and collaborative software
              products and services                     $   (2,255)  $   (3,348)
           IT services                                        (156)        (749)
           Web-based telecommunications services              (993)      (1,644)
           Center                                           (1,203)      (1,291)
                                                        -----------  -----------
                    Consolidated                        $   (4,607)  $   (7,032)
                                                        ===========  ===========

                         NETGURU, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       Years Ended March 31, 2003 and 2002

                                                          FOR THE YEAR ENDED
                                                                MARCH 31
                                                        ------------------------
                                                           2003         2002
                                                        -----------  -----------
                                                             (IN THOUSANDS)

           DEPRECIATION AND AMORTIZATION EXPENSE
           CHARGED TO COST OF REVENUES
           ---------------------------
           Engineering and collaborative software
              products and services                     $      287   $      198
           IT services                                          --           --
           Web-based telecommunications services               100           --
                                                        -----------  -----------
                    Consolidated                        $      387   $      198
                                                        ===========  ===========

           DEPRECIATION EXPENSE CHARGED TO OPERATIONS
           ------------------------------------------
           Engineering and collaborative software
              products and services                     $    1,054   $    1,179
           IT services                                          22           59
           Web-based telecommunications services                12            1
                                                        -----------  -----------
                    Consolidated                        $    1,088   $    1,239
                                                        ===========  ===========

           RESTRUCTURING CHARGE
           --------------------
           Engineering and collaborative software
              products and services                     $      194   $       25
           IT services                                          --           --
           Web-based telecommunications services                --           --
                                                        -----------  -----------
                    Consolidated                        $      194   $       25
                                                        ===========  ===========

           IMPAIRMENT CHARGE
           -----------------
           Engineering and collaborative software
              products and services                     $       67   $      684
           IT services                                          --           --
           Web-based telecommunications services               192          651
                                                        -----------  -----------
                    Consolidated                        $      259   $    1,335
                                                        ===========  ===========

           CUMULATIVE EFFECT OF A CHANGE IN
           ACCOUNTING PRINCIPLE
           --------------------------------------
           Engineering and collaborative software
              products and services                     $       --   $       --
           IT services                                       5,824           --
           Web-based telecommunications services                --           --
                                                        -----------  -----------
                    Consolidated                        $    5,824   $       --
                                                        ===========  ===========

           EXPENDITURES FOR ADDITIONS TO
           LONG-LIVED ASSETS
           --------------------------------------
           Engineering and collaborative software
              products and services                     $      222   $      374
           IT services                                          --            6
           Web-based telecommunications services                --           --

                                                        -----------  -----------
                    Consolidated                        $      222   $      380
                                                        ===========  ===========

                         NETGURU, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       Years Ended March 31, 2003 and 2002

     The Company's operations are based worldwide through foreign and domestic subsidiaries and branch offices in the United States, Germany, India, the United Kingdom, and Asia-Pacific. The following are significant components of worldwide operations by geographic location:

                                                           FOR THE YEAR ENDED
                                                                MARCH 31
                                                        ------------------------
                                                           2003         2002
                                                        -----------  -----------
                                                             (IN THOUSANDS)
                NET REVENUE
                -----------
                United States                           $   10,802   $   16,280
                The Americas (other than U.S.)                 772          574
                Europe                                       3,271        2,757
                Asia-Pacific                                 3,515        2,693
                                                        -----------  -----------
                         Consolidated                   $   18,360   $   22,304
                                                        ===========  ===========

                EXPORT SALES
                ------------
                United States                           $    1,749   $      615
                                                        ===========  ===========

                LONG-LIVED ASSETS
                -----------------
                United States                           $    5,050   $   12,053
                Europe                                         324          284
                Asia-Pacific                                 1,189        1,440
                                                        -----------  -----------

                         Consolidated                   $    6,563   $   13,776
                                                        ===========  ===========

(11)   LOSS PER SHARE

       The following table illustrates the computation of basic and diluted net loss per share for the years ended March 31, (in thousands):

                                                            2003        2002
                                                        -----------  -----------
           Numerator:
           Net loss -- numerator for basic and
              diluted net loss per share                $  (10,529)  $   (8,944)

           Denominator:
           Denominator for basic net loss per share -
              average number of common shares
              outstanding during the year                   17,310       16,982
           Incremental common shares attributable
              to exercise of outstanding options
              and warrants                                      --           --
                                                        -----------  -----------

           Denominator for diluted net loss per share       17,310       16,982
                                                        ===========  ===========

           Basic net loss per share                     $    (0.61)  $    (0.53)
                                                        ===========  ===========

           Diluted net loss per share                   $    (0.61)  $    (0.53)
                                                        ===========  ===========

                         NETGURU, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       Years Ended March 31, 2003 and 2002

       Options, warrants and other common stock equivalents amounting to 837,000 and 485,000 potential common shares were excluded from the computation of diluted loss per share for fiscal 2003 and 2002, respectively, because the effect would have been antidilutive. Potential common shares amounting to 370,000 from the possible conversion of the convertible note issued to Laurus were excluded from the computation of diluted loss per share as their effect would have been anti-dilutive.

(12)   LIQUIDITY

       The Company incurred losses from continuing operations of $4,632,000 and $8,407,000, net losses of $10,529,000 and $8,944,000 and used cash in operations of 1,872,000 and $3,283,000 in fiscal 2003 and 2002, respectively. The Company's future capital requirements will depend upon many factors, including sales and marketing efforts, the development of new products and services, possible future strategic acquisitions, the progress of research and development efforts, and the status of competitive products and services. The Company believes it will be able to generate cash from operations or through additional sources of debt and equity financing. On July 10, 2003, the Company received a commitment to modify and expand to $4,000,000 the financing arrangement with Laurus that is described in Note 4 "Long-Term Debt." The modification and expansion may have a dilutive effect to existing stockholders. If the final terms are acceptable to both parties, the modification and expansion could be finalized in the quarter ending September 30, 2003. If the proposed modification and expansion does not occur, the Company may seek other sources of debt or equity funding. The Company has continued its program to reduce costs and expenses. If adequate funds are not available, the Company may be required to delay, scale back, or eliminate its research and development programs and its marketing efforts or to obtain funds through arrangements with partners or others who may require the Company to relinquish rights to certain of its technologies or potential products or assets.

     ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

             (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. Not applicable.

             (b) PRO FORMA FINANCIAL INFORMATION. Not applicable.

             (c) EXHIBITS.

    Exhibit No.          Description
    -----------          -----------

      23.1          Independent Auditors' Consent

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           NETGURU, Inc,

Dated: March 16, 2004                       /s/ Bruce Nelson
                                           -------------------------------------
                                           Bruce Nelson, Chief Financial Officer